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                                                                    EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No.2 to Registration Statement No.333-45647 of LaSalle Hotel Properties on Form S-11 of our report dated April 19,1996, relating to the financial statements of Rahn Key West Resort, Inc. as of and for the year ended December 31, 1995, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida

April 17, 1998